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As filed with the Securities and Exchange Commission on October 1, 1999
                                                      Registration No. 33-
                                                                          -----

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ------------
                                  FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933
                                ------------

                       HEURISTIC DEVELOPMENT GROUP, INC.
             (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

           Delaware                                      95-4491750
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

1219 Morningside Drive, Suite 102
Manhattan Beach, California                                 90266
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                       HEURISTIC DEVELOPMENT GROUP, INC.
                            1996 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                          Gregory L. Zink, President
                       Heuristic Development Group, Inc.
                       1219 Morningside Drive, Suite 102
                       Manhattan Beach, California 90266
                                (310) 378-1749
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
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
Title of securities to be      Amount to be     Proposed maximum       Proposed maximum       Amount of
registered                     registered       offering price per     aggregate offering     registration fee
                                                share(1)               price(2)
--------------------------------------------------------------------------------------------------------------
Common Stock, par value        220,000          $4.53125               $996,875.00            $278.00
$0.01                          shares
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the bid and asked price per share as reported on the National Association of Security Dealers - Nasdaq SmallCap Market on September 30, 1999.

               This Registration Statement consists of 6 pages.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is intended to register 220,000 shares of Heuristic Development Group, Inc.'s common stock, issuable to eligible employees, officers, directors, advisors and consultants of the registrant under the Heuristic Development Group, Inc. 1996 Stock Option Plan.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission by the registrant are incorporated herein by reference:

     (a) the registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

     (b) all other reports filed by the registrant pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) the description of the registrant's common stock, $.01 par value per share, contained in the registrant's Registration Statement on Form 8-A dated January 10, 1997.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

                                      2-

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding in which such person is involved by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, provided that
(i) such person acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The registrant's Certificate of Incorporation and Bylaws provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by
Section 145.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In accordance with Delaware law, the registrant's Certificate of Incorporation, as amended, limits the personal liability of its directors for breaches of their fiduciary duty to the registrant and its stockholders with certain limited exceptions as set forth in section 102(a)(7) of the Delaware General Corporation Law. This provision does not limit the liability of directors for violations of the federal securities laws.

     The registrant carries directors and officers liability insurance policies with a limit of $3,000,000.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

                                      3-

ITEM 8.     EXHIBITS.

     Each of the following Exhibits is filed herewith:

     EXHIBIT NO.           DESCRIPTION

     5                     Opinion of Christensen, Miller, Fink, Jacobs,
                           Glaser, Weil & Shapiro, LLP.

     23.1 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (set forth as part of
                           Exhibit 5).

     23.2                  Consent of Richard A. Eisner & Company, LLP.

ITEM 9.     UNDERTAKINGS.

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change of the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment pursuant to those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      4-

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, suit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      5-

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocean Ridge, State of Florida on September 30, 1999.

                      HEURISTIC DEVELOPMENT GROUP, INC.
                      Registrant


                             By: /s/ Gregory L. Zink
                                 Gregory L. Zink
                                 President and Acting Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                 TITLE                              DATE


/s/ Gregory L. Zink       President, Acting Chief            September 30, 1999
Gregory L. Zink           Executive Officer and Director
                          (Principal Executive Officer)


/s/ Theodore Lanes        Chief Financial Officer,           September 30, 1999
Theodore Lanes            Secretary and Director (Principal
                          Financial and Accounting Officer)


/s/ Jonathan W. Seybold   Chairman of the Board              September 30, 1999
Jonathan W. Seybold       of Directors and Director


/s/ Brian Wasserman       Director                           September 30, 1999
Brian Wasserman


/s/ Allan Dalfen          Director                           September 30, 1999
Allan Dalfen

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